UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2025

Franklin BSP Realty Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-40923	46-1406086
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1 Madison Ave., Suite 1600

New York, New York 10010

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 588-6770

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FBRT	New York Stock Exchange
7.50% Series E Cumulative Redeemable Preferred Stock, par value $0.01 per share	FBRT PRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 15, 2025 (the “Closing Date”), a consolidated subsidiary of Franklin BSP Realty Trust, Inc. (the “Company”), BSPRT 2025-FL12 Issuer, LLC (the “Issuer”), closed an approximately $1.076 billion commercial real estate mortgage securitization transaction, and sold approximately $947 million of the securitization’s notes in a private placement.

The notes were issued pursuant to an indenture (the “Indenture”), dated as of the Closing Date, by and among the Issuer, Benefit Street Partners Realty Operating Partnership, L.P., as advancing agent (the “Advancing Agent”), U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”) and note administrator (in such capacity, the “Note Administrator”), and U.S. Bank National Association, as custodian and in other capacities.

The information contained in Item 2.03 of this Form 8-K regarding the terms of the Indenture and the notes is incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The net proceeds of the sale of the Offered Notes will be used primarily to repay borrowings under the Company’s current credit facilities, fund future loans and investments and for general corporate purposes.

The aggregate principal amounts of the following nine classes of Notes (each, a “Class”) were issued pursuant to the terms of the Indenture: (i) $608,138,000 Class A Senior Secured Floating Rate Notes Due 2043 (the “Class A Notes”); (ii) $150,690,000 Class A-S Second Priority Secured Floating Rate Notes Due 2043 (the “Class A-S Notes”); (iii) $78,035,000Class B Third Priority Secured Floating Rate Notes Due 2043 (the “Class B Notes”); (iv) $60,545,000 Class C Fourth Priority Secured Floating Rate Notes Due 2043 (the “Class C Notes”); (v) $36,327,000 Class D Fifth Priority Secured Floating Rate Notes Due 2043 (the “Class D Notes”); (vi) $13,454,000 Class E Sixth Priority Secured Floating Rate Notes Due 2043 (the “Class E Notes” and, together with the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes and the Class D Notes, the “Offered Notes”); $21,527,000 Class F Seventh Priority Secured Floating Rate Notes Due 2043 (the “Class F Notes”), $21,527,000 Class G Eighth Priority Secured Floating Rate Notes Due 2043 (the “Class G Notes”), $21,527,000 Class H Ninth Priority Secured Floating Rate Notes Due 2043 (the “Class H Notes”) and $64,581,911 Class J Income Notes Due 2043 (the “Class J Notes,” and together with the Class F Notes, the Class G Notes, the Class H Notes and the Offered Notes, the “Notes”). A wholly-owned subsidiary of the Company retained the preferred shares of the Issuer.

The Offered Notes are secured by a portfolio (the “Portfolio”) comprising eight commercial and/or multifamily, real estate mortgage loans and thirty-six fully-funded senior, senior pari passu or pari passu participations or senior notes in a commercial and/or multifamily real estate mortgage loan or senior note with an aggregate principal balance of approximately $947 million as of the Closing Date. Through its ownership of the equity of the Issuer, the Company intends to own the Portfolio until its maturity and will account for the issuance of the Offered Notes on its balance sheet as a financing.

The Portfolio was purchased by the Issuer on the Closing Date from a consolidated subsidiary of the Company, and such seller made certain representations and warranties to the Issuer with respect to the mortgage assets it sold. If any such representations or warranties are materially inaccurate, the Issuer may compel the seller to repurchase the affected mortgage assets from it for an amount not exceeding par plus accrued interest and certain additional charges, if then applicable.

The Issuer, the Advancing Agent, Benefit Street Partners L.L.C., the Note Administrator and the Trustee entered into a servicing agreement (the “Servicing Agreement”) with Situs Asset Management LLC (the “Servicer”) and BSP Special Servicer, LLC (the “Special Servicer”), pursuant to which the Servicer agreed to act as the servicer for the mortgage assets and the Special Servicer agreed to act as special servicer for the mortgage assets.

In connection with its duties under the Servicing Agreement, the Servicer will be entitled to a monthly servicing fee equal to 0.04% per annum of the outstanding principal balance of each mortgage asset and a monthly investor reporting fee in the amount of $1,250. The Servicer will also be entitled to retain all late payment charges and similar fees (to the extent not payable to the Special Servicer) and all income and gain realized from the investment of funds deposited in the accounts maintained by the Servicer, subject to the terms of the Servicing Agreement.

In connection with its duties under the Servicing Agreement, the Special Servicer will be entitled to a monthly special servicing fee equal to 0.25% per annum of the outstanding principal balance of each specially serviced mortgage asset and additional special servicing compensation in the form of (i) a workout fee with respect to each corrected mortgage asset equal to 1.00% of each collection of interest and principal for so long as it remains a corrected mortgage asset and (ii) a liquidation fee equal to 1.00% of any liquidation proceeds or full or discounted payoff of a specially serviced mortgage asset; provided that the Special Servicer will be entitled to receive only a liquidation fee or a workout fee, but not both, with respect to any mortgage asset. The Special Servicer will also be entitled to reimbursement of expenses, as permitted under the Servicing Agreement.

The Notes represent limited recourse obligations of the Issuer, payable solely from the cash flow generated by the Portfolio and any other assets of the Company, including the proceeds of any sale of assets by the Company. To the extent that cash flow from the Portfolio and other pledged assets is insufficient to make payments in respect of the Notes, none of the shareholders, members, officers, directors, managers or incorporators of the Issuer, the Note Administrator, the Trustee, the Servicer, the Special Servicer, the Placement Agents, any of their respective affiliates or any other person or entity will have any obligation to pay any further amounts in respect of the Notes.

The Offered Notes have initial interest rates as follows: 1.3860% plus 1 Month CME Term SOFR for the Class A Notes, 1.6480% plus 1 Month CME Term SOFR for the Class A-S Notes, 1.9480% plus 1 Month CME Term SOFR for the Class B Notes, 2.1970% plus 1 Month CME Term SOFR for the Class C Notes, 2.6960% plus 1 Month CME Term SOFR for the Class D Notes, and 3.7950% plus 1 Month CME Term SOFR for the Class E Notes. Interest payments on the Notes are payable monthly, beginning on November 17, 2025, until and including April 17, 2043, which is the stated maturity date of each of the Notes. The Advancing Agent may be required to advance interest payments due on the Notes subject to the conditions set forth in the Indenture.

Each Class of Notes will mature at par on April 17, 2043, unless redeemed or repaid prior thereto. Principal payments on each class of Notes will be paid at the stated maturity in accordance with the priority of payments set forth in the Indenture. It is anticipated, however, that the Notes will be paid in advance of the stated maturity date in accordance with the priority of payments set forth in the Indenture. The initial weighted average life of each class of Offered Notes is currently expected to be 3.32 years for the Class A Notes, 3.95 years for the Class A-S Notes, 4.28 years for the Class B Notes, 4.51 years for the Class C Notes, 4.59 years for the Class D Notes and 4.82 years for the Class E Notes. The calculation of the weighted average lives of the Offered Notes assumes certain collateral characteristics, including that there are no prepayments, defaults or delinquencies. There can be no assurance that such assumptions will be met.

Subject to certain conditions described in the Indenture, on any payment date occurring in March, June, September or December in each year, beginning on the payment date occurring in May 2035, the Issuer will redeem the Notes.

The Notes are subject to a clean-up call redemption, in whole but not in part, on any interest payment date on which the aggregate outstanding principal amount of the Offered Notes has been reduced to 10% of the aggregate principal amount of the Offered Notes outstanding on the issuance date.

The Notes are also subject to a mandatory redemption, subject to certain exceptions, on any interest payment date on which certain tests set forth in the Indenture are not satisfied.

If certain events occur that would make the Issuer subject to paying U.S. income taxes or would make certain payments to or from the Issuer subject to withholding tax, then the Company may require that the Issuer redeem all of the Notes.

In addition to standard events of default, the Indenture also contains the following events of default: (1) the requirement of the Issuer or pool of assets securing the Notes to register as an investment company under the Investment Company Act of 1940, as amended, and (2) the loss of the Issuer’s status as a qualified REIT subsidiary or other disregarded entity of the Company, subject to certain exceptions.

The description of the Indenture above is a summary and is qualified in its entirety by the terms of the Indenture, which is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX
Exhibit No.	Description
10.1	Indenture, dated as of October 15, 2025, by and among BSPRT 2025-FL12 Issuer, LLC, Benefit Street Partners Realty Operating Partnership, L.P., as advancing agent, U.S. Bank Trust Company, National Association, as trustee and note administrator, and U.S. Bank National Association as custodian.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN BSP REALTY TRUST, INC.

By:	/s/ Jerome S. Baglien
Name:	Jerome S. Baglien
Title:	Chief Financial Officer and Chief Operating Officer

Date: October 16, 2025